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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT



                              STATE OF             PERCENTAGE
       SUBSIDIARY          INCORPORATION             OWNED
   --------------------    -------------           ----------


Equity Compressors, Inc.      Oklahoma               100%